Exhibit (10)(B)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of our reports dated April 11, 2008 and April 1, 2008, relating to the financial statements of TIAA-CREF Life Separate Account VA-1 and TIAA-CREF Life Insurance Company, respectively, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

April 18, 2008